EXHIBIT 4.6

EXECUTION VERSION

THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. NEITHER THIS WARRANT, SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE.

Third Point Reinsurance Ltd.

Common Shares

Purchase Warrant

Date of Issuance: December 22, 2011

Third Point Reinsurance Ltd., a Bermuda corporation (the “Company”), for value received, hereby certifies that P RE Opportunities Ltd. (the “Holder”), or its registered assigns, is entitled to purchase at an exercise price per share of $10.00 (as adjusted as provided herein, the “Exercise Price”) from the Company 462,474 duly authorized, validly issued, fully paid and nonassessable common shares (the “Warrant Shares”) of the Company, par value $0.10 per share (the “Common Shares”) less the aggregate number of Common Shares previously issued from time to time as a result of a partial exercise of this Warrant in accordance with Section 1, at any time or from time to time prior to the tenth anniversary of the date hereof (the “Expiration Time”), all subject to the terms, conditions and adjustments set forth below in this purchase warrant (this “Warrant”).

Section 1. Exercise of Warrant.

(a) Upon the terms and subject to the conditions set forth in this Warrant, the Holder shall have the right, which may be exercised prior to the Expiration Time, to receive from the Company all or a portion of the fully paid and nonassessable Warrant Shares which the holder may at the time be entitled to receive upon exercise of this Warrant (subject to adjustments as provided herein) and payment of the Exercise Price then in effect for such Warrant Shares.

(b) This Warrant may be exercised upon surrender to the Company of this Warrant with the form of Election to Purchase attached hereto as Exhibit A duly filled in and signed and upon payment to the Company of the Exercise Price for each of the Warrant Shares in respect of which such Warrant is then exercised. Payment of the aggregate Exercise Price shall be made by wire transfer of immediately available cash to an account to be designated in writing by the Company.

(c) Upon such surrender of this Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered to, in the name of, the Holder, or,

subject to the terms and conditions hereof (including Section 8.2), to such other Person or Persons as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise of this Warrant. Such certificate or certificates shall be deemed to have been issued and the Holder or the Holder’s designee, as applicable, shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrant and payment of the Exercise Price.

(d) This Warrant shall be exercisable, at the election of the holders thereof, either in full or from time to time in part.

Section 2. Vesting Period.

(a) Subject to Sections 2(b) and 2(c), on any given date prior to the Expiration Time, the Holder shall have the vested right to exercise this Warrant into the number of fully paid and non-assessable Warrant Shares equal to (i) the product of (A) 462,474 and (B) a number equal to (I) $780,000,000 plus the aggregate gross consideration received by the Company for the issuance of additional Common Shares after the date hereof, including in an initial public offering (other than pursuant to any transactions described in Section 3) divided by (II) $1,000,000,000, less (ii) the number of Warrant Shares previously issued to such Holder upon the exercise of the Warrant in part.

(b) Any portion of the Holder’s rights to exercise this Warrant that remains unvested on the earlier of (i) 5:00 p.m., New York City time, on the fourth anniversary of the date hereof or (ii) immediately following the closing of a Qualified Initial Public Offering will expire at such time. For the avoidance of doubt, any portion of this Warrant unvested at such time may not be exercised.

(c) In no event shall the aggregate number of Warrant Shares that the Holder is entitled to purchase upon the exercise of this Warrant exceed 462,474 (as such number may be adjusted pursuant to Article 3 hereof).

Section 3. Anti-Dilution.

(a) Changes in Common Shares. If at any time or from time to time after the date hereof the Company shall (i) declare a dividend or make a distribution on its Common Shares payable in Common Shares, (ii) subdivide its outstanding Common Shares into a larger number of shares, (iii) combine its outstanding Common Shares into a smaller number of shares, (iv) increase or decrease the number of Common Shares outstanding by reclassification of its Common Shares, or (v) issue by reclassification of its Common Shares other securities of the Company, then the number of Warrant Shares immediately after the occurrence of such event shall be adjusted so that, after giving effect to such adjustment, the Holder shall be entitled to receive the number of Common Shares and Other Securities upon exercise that the Holder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the occurrence of the events described above (or, in the case of a dividend or distribution of Common Shares, immediately prior to the record date therefor), and the Exercise Price shall be adjusted to a number determined by multiplying the Exercise Price by a fraction,

(A) the numerator of which shall be the number of Warrant Shares immediately prior to such adjustment, and (B) the denominator of which shall be the number of Warrant Shares immediately following such adjustment. An adjustment made pursuant to this Section 3(a) shall become effective immediately after the effective date, retroactive to the record date therefor, in the case of a dividend or distribution in Common Shares, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) Corporate Distribution. In the event of a Corporate Distribution, the Company will send a written notice to the Holder notifying the Holder of such Corporate Distribution at least twenty (20) days prior to the date of such Corporate Distribution and the Holder will have the right, at its option and upon written notice to the Company no later than 5 days prior to the date of the Corporate Distribution, to either (i) with respect to the vested portion of the Warrant, receive an amount equal to the product of (a) the amount per Common Share of any cash, securities or other property or consideration that the Holder would have been entitled to receive on an equal and pro rata basis with any holders of Common Shares, had the vested portion of this Warrant been exercised immediately prior to the consummation of such Corporate Distribution (such amount per Common Share, the “Per Share Distribution Amount”) and (b) the number of Warrant Shares that the Holder would have been entitled to receive had the vested portion of this Warrant been exercised immediately prior to the consummation of the Corporate Distribution or (ii) with respect to both the vested and unvested portions of this Warrant, have the Exercise Price be reduced to a price determined by subtracting the Per Share Distribution Amount from the Exercise Price in effect immediately prior to the consummation of such Corporate Distribution, provided that in no event shall the Exercise Price be less than the par value of the Common Shares. The Holder shall have the option to exercise all or any portion of its rights under both clause (i) and clause (ii) of the prior sentence.

(c) Corporate Transaction. In the event of a Corporate Transaction, the Holder shall be entitled to receive, upon exercise of this Warrant and in lieu of the Warrant Shares and the Other Securities and other consideration, if any, on the date of the consummation of such Corporate Transaction, the maximum amount of any cash, securities or other property or consideration that the Holder would have been entitled to receive on an equal and pro rata basis with any holders of Common Shares, had this Warrant been exercised immediately prior to the consummation of such Corporate Transaction.

(d) Consideration. For the purposes of any adjustment of the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant pursuant to this Article 3, the following provisions shall be applicable:

(i) In the case of the issuance or sale of Common Shares for cash, the amount of the consideration received by the Company shall be deemed to be the amount of the cash proceeds received by the Company for such Common Shares before deducting therefrom any reasonable discounts or commissions allowed, paid or incurred by the Company for any underwriting or placement in connection with the issuance and sale thereof.

(ii) In the case of the issuance or sale of Common Shares for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the Fair Market Value thereof.

(e) Other Events; Other Anti-dilution Provisions. If any event occurs as to which the provisions of this Article 3 are not strictly applicable but the failure to make any adjustment would adversely affect the purchase rights of this Warrant, in each case in accordance with the essential intent and principles of this Article 3, then there shall be made such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights of this Warrant, but in no event shall any such adjustment have the effect of decreasing the number of Warrant Shares or Other Securities and other consideration, if any, or increasing the Exercise Price.

(f) Report as to Adjustments. In each case of any adjustment pursuant to this Article 3 or any other event (including those specified in Section 3(h) below) which gives rise to a change in the number of Warrant Shares or Other Securities and other consideration, if any, for which this Warrant may from time to time be exercisable, the Company, at its sole expense, shall promptly (i) compute such adjustment or change in accordance with the terms of this Warrant and prepare a report setting forth such adjustment or change and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment is based (including, without limitation, (a) the event or events giving rise to such adjustment or change; (b) the number of Common Shares outstanding or deemed to be outstanding prior and subsequent to any such transaction; and (c) the method by which any such adjustment or change was calculated (including a description in reasonable detail of the basis on which the Board of Directors made any determination of Fair Market Value required thereby)); and (ii) keep copies of all such reports available at its principal place of business for inspection during normal business hours by the Holder or any prospective purchaser of this Warrant designated by the Holder, and upon request by the Holder provide copies thereof to the Holder or any such prospective purchaser.

(g) Notices of Corporate Action. If the Company proposes to: (i) take any action described in Section 3(a), (ii) undertake a Corporate Distribution or (iii) consummate any Corporate Transaction; then, at least ten (10) days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to the Holder a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of Common Shares and/or any other class of securities shall be entitled to exchange their Common Shares and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; (d) the date of such issuance, as the case may be, together with a description of any securities to be issued and the consideration to be received or offered by the Company or other Person therefor; and (e) in each case, the expected effect on the number of Warrant Shares and the Exercise Price of each such transaction or event. The Company shall promptly update any such notice to reflect any change in the foregoing information.

(h) No Dilution or Impairment. The Company shall not, by amendment of its articles of incorporation or other organizational document or through any sale or other issuance of securities, capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up, any similar transaction or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant.

Section 4. Payment of Taxes. The Company will pay all taxes and other governmental charges (including all documentary stamp taxes, but excluding all foreign, federal, state or local income taxes payable by a Holder) in connection with the issuance or delivery of this Warrant hereunder, including all such taxes attributable to the initial issuance or delivery of the Warrant Shares and such Other Securities and other consideration, if any, upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrant Shares in a name other than that of the Holder at the time of surrender for exercise.

Section 5. Mutilated or Missing Warrant. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver in lieu of this Warrant a new Warrant of the same series and of like tenor of this Warrant.

Section 6. Representations, Warranties and Covenants of the Holder.

(a) By accepting this Warrant, the Holder represents and warrants to the Company as follows:

(i) This Warrant and the Warrant Shares issuable upon exercise of the Holder’s rights contained herein will be acquired for investment for the Holder’s own account and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption from the Securities Act.

(ii) The Holder understands and acknowledges (i) that the Warrant Shares issuable upon exercise of the Holder’s rights contained herein are not registered under the Securities Act or qualified under applicable state securities laws because the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemptions is predicated on the accuracy of the representations set forth in this Section 6.

(iii) The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(iv) The Holder understands that this Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the form set forth on the first page hereof.

(b) The Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws.

(c) Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

Section 7. Covenants of the Company. The Company shall at all times reserve and keep available, free from preemptive rights, for issuance and delivery upon exercise of this Warrant and any other warrant or convertible security issued by the Company, the number of Common Shares and Other Securities from time to time issuable upon exercise of this Warrant and any other warrant or other convertible security of the Company at the time outstanding. All Common Shares and Other Securities, if any, issuable upon exercise of this Warrant shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid, nonassessable, free from preemptive rights, free from all taxes with respect to the issuance thereof and free from all liens, charges and security interests created or arising by, through or by reason of the Company, with no liability on the part of any of the holders thereof. Before taking any action that would cause a reduction of the Exercise Price pursuant to Article 3 hereof below the then par value (if any) of the Common Shares or Other Securities, the Company shall take any and all corporate action (including, without limitation, a reduction in par value) that shall, in the opinion of counsel to the Holder, be necessary to validly and legally issue fully paid and nonassessable Common Shares or Other Securities, as the case may be, at the Exercise Price as so reduced.

Section 8. Miscellaneous.

8.1 Definitions.

“Agreement Among Members” means the agreement among members of the Company entered into on the date hereof among the Company and the members party thereto.

“Common Share” has the meaning set forth in the first paragraph of this Warrant.

“Company” has the meaning set forth in the first paragraph of this Warrant.

“Corporate Distribution” means the Company or any of its Subsidiaries or Affiliates declare, order, cause, pay or make, directly or indirectly, any distribution on or in respect of Common Shares or Other Securities, including, without limitation, distributions of cash, evidence of its indebtedness, other securities or property or rights to subscribe for or purchase any of the foregoing, but excluding any dividends or distributions referred to in Section 3 hereof.

“Corporate Transaction” means the consolidation or merger of the Company with or into any Person (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding Common Shares), the transfer of all or a substantial portion of the Company’s properties or assets to any other Person.

“Exercise Price” has the meaning set forth in the first paragraph of this Warrant.

“Expiration Time” has the meaning set forth in the first paragraph of this Warrant.

“Fair Market Value” means (i) if shares of any security, including but not limited to Common Shares, are then listed or admitted to trading on the New York Stock Exchange (“NYSE”), the American Stock Exchange (“AMEX”), or the Nasdaq National Market, (x) the average of the daily volume-weighted average prices per share of such stock for each of the twenty (20) trading days preceding the second date preceding any date of determination (as reported by Bloomberg using the VWAP function, or if unavailable by another authoritative source, or if no other authoritative source is available, based on the average of the daily closing prices (instead of the daily volume-weighted average prices) for such twenty (20) trading days, as reported by Bloomberg or another authoritative source); the daily closing price shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on NYSE, AMEX or the Nasdaq National Market, as applicable, on which such shares are then listed, admitted to trading or traded; or (y) the tender offer price or the exchange offer price in the event the Company commences a tender offer or exchange offer; or (ii) if the asset being valued is not then listed or admitted to trading on NYSE, AMEX or the Nasdaq National Market, then the fair market value thereof, as shall be reasonably determined in good faith by the Board of Directors, as evidenced by a board resolution in writing and delivered to the Holder, promptly after such determination.

“Holder” has the meaning set forth in the first paragraph of this Warrant.

“JV/IMA” means the joint venture and investment management agreement dated the date hereof among Third Point LLC, the Company, Third Point Reinsurance Company Ltd. and Third Point Advisors LLC.

“Other Securities” means any Common Shares (other than Warrant Shares) and other stock or securities of the Company or any other Person, which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise of this Warrant, in lieu of or in addition to Warrant Shares, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Warrant Shares or Other Securities.

“Person” or “Persons” means any individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, unincorporated organization or any federal, state, county or municipal governmental or quasi-governmental agency, department, commission, board, bureau, instrumentality or similar entity.

“Qualified Initial Public Offering” means a registered public offering or registered public offerings on a national securities exchange of any class of common shares of the Company or TP Re under the United States securities laws or any amalgamation, scheme of arrangement or consolidation as a result of which the members of the Company receive, as the consideration in such amalgamation, scheme of arrangement or consolidation, equity securities of a class that (i) has been registered as part of a public offering under the United States securities laws and (ii) is publicly traded on a national securities exchange, immediately following which the Company and TP Re together shall have received no less than U.S. $150,000,000.

“Securities Act” means the Securities Act of 1933, as amended.

“TP Re” means Third Point Reinsurance Company Ltd., a wholly owned subsidiary of the Company.

“Transaction Documents” has the meaning given to such term in the JV/IMA.

“Warrant” has the meaning set forth in the first paragraph of this Warrant.

“Warrant Shares” has the meaning set forth in the first paragraph of this Warrant.

8.2 Transfers. The Holder shall be entitled to assign its interests in this Warrant in whole or in part to any Person or Persons, subject to the transfer restrictions set forth in the Agreement Among Members.

8.3 Entire Agreement. This Warrant and the Transaction Documents constitute the entire agreement between the Company and the Holder with respect to this Warrant and supersedes all prior agreements and understanding with respects to the subject matter of this Warrant.

8.4 Binding Effect: Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Holder and their respective permitted successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Holder, or their respective permitted successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

8.5 Headings. The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning of this Warrant.

8.6 Notices.

(a) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Holder at least 10 business days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such action.

(b) All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered first-class mail, return receipt requested, telecopier, overnight courier service or personal delivery:

(a)	if to the Company:

Chesney House

1st Floor

96 Pitts Bay Road

Pembroke HM 06

Bermuda

Attn: General Counsel

with a copy to:

Third Point LLC

390 Park Avenue

New York, NY 10022

Attn: Joshua Targoff

Pine Brook LVR, L.P.

60 East 42nd Street, 50th Floor

New York, NY 10165

Attn: William Spiegel

Kelso & Company, L.P.

320 Park Avenue, 24th Floor

New York, NY 10022

Attn: James J. Connors, II

(b)	if to the Holder:

P RE Opportunities Ltd.

c/o HWR Services Ltd.

P.O. Box 71

Road Town, Tortola

British Virgin Islands

Phone: (212) 418-6659

Fax: (212) 418-6611

Email: jtchou@permal.com

with a copy to:

Gail M. Dysarczyk

Director of Client Administration

Permal Group Inc.

900 Third Avenue

New York, NY 10022

USA

Phone: (212) 407-2804

Fax: (212) 407-2837

Email: gdysarczyk@permal.com

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party described above, (ii) if made by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made. Any party may by notice given in accordance with this Section 10.4 designate another address or person for receipt of notices hereunder.

8.7 Severability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

8.8 GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

8.9 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably and unconditionally (i) submits itself and its property to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the United States District Court for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, (ii) consents to the jurisdiction of each such court over the parties and over the subject matter of any proceeding relating to or arising out of this Warrant, (iii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, any objection or claim that it may have to the laying of venue in any such proceeding in any such court, (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process and (v) WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS WARRANT.

8.10 Successors and assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

8.11 No Third Party Beneficiary. This Warrant is for the sole benefit of the Company and the Holder and their respective successors and, in the case of the Holder, permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Warrant.

8.12 No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be determined as conferring upon the Holder any rights as a shareholder of the Company or as imposing any liabilities on the Holder to purchase any securities whether such liabilities are asserted by the Company or by creditors or shareholders of the Company or otherwise.

8.13 Waivers and Modifications. Except as otherwise provided herein, this Warrant may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by the Company or the Holder of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Warrant shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.14 Headings. The headings in this Warrant are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions of this Warrant.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Warrant to be executed this 22nd day of December 2011.

THIRD POINT REINSURANCE LTD.

By:	/s/ John R. Berger
	Name:	John R. Berger
	Title:	Chief Executive Officer

P RE OPPORTUNITIES LTD.

By:	/s/ Deborah Watson
	Name:	Deborah Watson
	Title:	Director

Form of Election to Purchase

Form of Election

[To be executed upon exercise of the Warrant]

To	Third Point Reinsurance Ltd.

Chesney House 1st Floor

96 Pitts Bay Road

Pembroke HM 06

Bermuda

Attn: General Counsel

The undersigned registered holder of the enclosed Warrant hereby exercises [all][a portion] of the Warrant and purchases [number]* Warrant Shares and herewith [makes payment of $[amount] therefor] in accordance with the terms of the Warrant, and requests that the certificates for such Warrant Shares, as the case maybe, be issued in the name of, and delivered to [name], whose address is [address].

The undersigned represents that it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws and hereby repeats the representations and warranties of the undersigned that are set forth in Section 6 of the Warrant.

Dated:

(Signature must conform to name of holder as specified on the face of the Warrant Certificate)

(Street Address)

	(City)	(State)	(Zip Code)

*	In the case of a partial exercise, a new Warrant, representing the unexercised portion of the Warrant, will be issued and delivered to the holder surrendering the Warrant.